EXHIBIT 10.14

AGREEMENT

This Agreement (“Agreement”) is made April 14, 2015 and effective as of April 29, 2007 (the “Effective Date”) by and among Sten Corp., with principal offices at 10275 Wayzata Blvd., #310, Minnetonka, MN 55305 (“Sten”), Burger Time Acquisition Corporation, a wholly owned subsidiary of Sten with principal offices at 10275 Wayzata Blvd. #310, Minnetonka, MN 55305 (“BTAC”), BTAC Properties, Inc., a wholly owned subsidiary of Sten with principal offices at 10275 Wayzata Blvd., #310, Minnetonka, MN 55305 (“BTAC Properties” and together with BTAC and Sten, the “Sellers”)) and BTND, LLC, with principal offices at 405 West Main Street, West Fargo, North Dakota 58078 (“BTND”).

In this Agreement, BTAC, Sten, BTAC Properties and BTND may be referred to individually as a “Party” and collectively, as the “Parties.”

Capitalized terms not defined herein have the meanings ascribed to them in the Asset Purchase Agreement, as defined in the first “PREMISES,” below.

PREMISES:

WHEREAS, BTAC and BTND are party to a certain Asset Purchase Agreement dated May 11, 2007, a copy of which is attached hereto as Exhibit A (the “Asset Purchase Agreement”), pursuant to which BTAC sold to BTND and BTND purchased from BTAC the assets and assumed the liabilities and obligations described therein, comprising all of the assets required to operate fast food restaurants then being operated by Sten through BTAC Properties as a going concern (the “Burger Time Business”), including all of the real estate and personal property associated with such Burger Time Business (the “Assets”) for a purchase price of $3,692,749.00 (the “Purchase Price”); and

WHEREAS, the Asset Purchase Agreement mistakenly identifies BTAC as the owner of and the party transferring the Assets to BTND when, in fact BTAC Properties is the legal and registered owner of the Assets and the proper party to be named as the seller of the Assets in the Asset Purchase Agreement; and

WHEREAS, BTAC, Sten and BTAC Properties acknowledge and confirm receipt from BTND of the entire amount of the Purchase Price; and

WHEREAS, the Parties desire to correct the Asset Purchase Agreement by replacing BTAC Properties for and in the place of BTAC in all respects ab inito, and confer upon BTND the ownership in the Assets intended to have been transferred upon it by the terms of the Asset Purchase Agreement but for the drafting failures contained therein; and

WHEREAS, the Asset Purchase Agreement provides that in the event that BTAC did not obtain the required consent from Standard Insurance Company (referred to in the Asset Purchase Agreement as “Stan Corp. but herein referred to as “Standard Insurance”), the holder of promissory notes made by BTAC Properties in the original principal amount of $2,055,000 (the “Standard Insurance Notes”), to permit the assignment of the Standard Insurance Notes to BTND within 90 days after the closing of the Asset Purchase Agreement (the “Consent”), then all of the transactions consummated under the Asset Purchase Agreement would be terminated and all assets, funds and other consideration would be returned by each receiving party to each originating party (the “Unwind Provision”); and

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WHEREAS, the Consent was never obtained and BTAC and BTND did not unwind the transactions consummated by the Asset Purchase Agreement; and

WHEREAS, the Parties desire to waive the failure to effectuate the Unwind Provision.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

AGREEMENT

1. Amendment and Correction of Asset Purchase Agreement.

(a) The Asset Purchase Agreement is hereby amended so that BTAC is deleted from and in the preamble and from and in the signature page as the “Seller” and is replaced in all respects with BTAC Properties as the “Seller,” effective as of the date on which the Asset Purchase Agreement was originally executed by BTAC and BTND.

(b) BTAC Properties does hereby agree to the amendment to the Asset Purchase Agreement and the substitution of itself in the place of BTAC as the Seller under the Asset Purchase Agreement and acknowledges and confirms that it is responsible for full performance of the obligations of and as the “Seller” under the Asset Purchase Agreement, as if it had been a party to the Asset Purchase Agreement on the original execution date thereof.

(c) BTAC and BTAC Properties that the Asset Purchase Agreement is amended by removing therefrom any reference to a purported assignment of the Standard Insurance Notes to BTND and assumption by BTND of BTAC Properties obligations under Standard Insurance Notes in each place in such agreement where such assignment and assumption is discussed, said amendment being based upon BTND’s issuance of a promissory note to Sten equal to the amount required to satisfy the Purchase Price under the Asset Purchase Agreement.

2. Waiver of Unwind Provision. The Parties do each hereby forever waive, for themselves and their respective officers, directors, members and representatives, without any reservation, any rights to unwind the Asset Purchase Agreement and the transactions consummated thereby as required by the Unwind Provision.

3. Other Agreements of the Parties.

(a) Each of BTAC Properties, Sten and BTAC agrees, jointly and severally, not to take any action that (i) would contravene or be inconsistent with the transactions described in this Agreement or the Asset Purchase Agreement, including without limitation, none of BTAC Properties, BTAC nor Sten shall sell, assign or transfer or encumber any of the Assets or seek or attempt to do any of the foregoing, other than to BTND, (ii) would otherwise jeopardize, imperil or call into question BTND’s ownership of and in the Assets, (iii) would impede or obstruct BTND’s ownership interest in the Asset or operation of the Burger Time Business, or (iii) in any way seeks to contest this Agreement or any of the transactions contemplated hereby or any of the provisions hereof.

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(b) Each of BTAC Properties, Sten and BTAC agrees, jointly and severally, to provide to BTND promptly but no more than 24 hours after receipt, a copy of any correspondence any of them (or any of their representatives) receives from Standard Insurance (or any of its representatives or agents).

(c) After the date hereof, each Party shall notify each other Party of any events of which any of them has or obtains knowledge as to which it concludes or reasonably should conclude would likely result in a breach of this Agreement promptly after the occurrence of the same.

(d) The Parties will (i) execute and deliver to each other such other documents and (ii) do all such other acts and things as any other Party may reasonably request for the purpose of carrying out the intent of this Agreement and the Asset Purchase Agreement and the documents to be delivered pursuant to or contemplated by this Agreement and the Asset Purchase Agreement.

4. Irreparable Harm. Each of BTAC Properties, Sten and BTAC acknowledges that a breach by any of them of their covenants and agreements under this Agreement would result in irreparable injury and damage to BTND which cannot be reasonably or adequately compensated in money damages; that BTND may have no adequate remedy at law therefor, and that BTND may obtain such preliminary, temporary or permanent mandatory or restraining injunctions, orders or decrees, or other equitable relief without bond or other security, as may be necessary to prevent the breach or anticipated breach of the provisions of this Agreement and protect it against or on account of any breach by any of BTAC Properties, Sten or BTAC of this Agreement. Resort to such equitable relief shall not be construed to be a waiver of any other rights or remedies which BTND may have for damages or otherwise.

5. Representations and Warranties. BTAC Properties, Sten and BTAC hereby represent, warrant and covenant to BTND, jointly and severally, as follows:

(a) Organization and Qualification. Each such Party is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization, with full power and authority to conduct its business as it is being conducted, and to own or use its assets.

(b) Company Action. Each such Party has all necessary or other power and authority to execute, deliver and perform this Agreement and to perform all obligations arising or created under this Agreement; the execution, delivery and performance by such Party of this Agreement, and all obligations arising or created under this Agreement, have been duly authorized by all necessary and appropriate corporate or other action on its part; and this Agreement has been duly and validly executed and delivered by each such Party.

(c) No Conflicts or Consents; Compliance with Legal Requirements. None of the execution and delivery of this Agreement, the consummation of any of the transactions herein contemplated, or the compliance with the terms and provisions hereof, will contravene or conflict with (a) any provision of the organizational document of such Party or (b) any legal requirement to which such Party is subject or any judgment, license, order, or permit applicable to such Party.

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(d) Title to Assets; Encumbrances. BTAC Properties has good, valid and marketable title to the Assets, including, without limitation, all of the real property transferred thereby. Except for certain mortgages made by BTAC Properties in favor of Standard Insurance dated April 15, 2005, copies of which are attached hereto as Exhibit A and Exhibit B (the “Standard Mortgages”), all such properties and assets are free and clear of all title defects or objections, liens, claims, charges, security interests or other encumbrances of any nature whatsoever including, without limitation leases, chattel mortgages, conditional sales contracts, collateral security arrangements and other title or interest retention arrangements, and are not, in the case of real property, subject to any rights of way, building use restrictions, exceptions, variances, reservations or limitations of any nature whatsoever. BTAC Properties has not transferred nor has it entered into any agreement to transfer the Assets other than as provided in the Asset Purchase Agreement.

(e) Litigation, etc. There are no actions, suits or proceedings pending or threatened against or affecting such Party or any of its properties or assets, at law or in equity that would affect BTAC Properties ownership rights in any Assets or otherwise prevent BTAC Properties from entering into this Agreement or transferring the Assets as provided under the Asset Purchase Agreement.

(f) Good Title Conveyed, Etc. BTAC Properties has complete and unrestricted power and the unqualified right to sell, assign, transfer and deliver to BTND, and, as of April 20, 2007, BTND acquired, good, valid and marketable title to, the Assets, free and clear of all mortgages, pledges, liens, security interests, conditional sales agreements, encumbrances or charges of any kind, except for the Standard Mortgages.

6. General Provisions

(a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (i) if personally delivered, on the Business Day of such delivery (as certified by the delivery service), (ii) if mailed certified or registered mail return receipt requested, three (3) Business Days after being mailed, (iii) if delivered by overnight courier (with all charges having been prepaid), on the business day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing), or (iv) if delivered by facsimile transmission or email, on the Business Day of such delivery if sent by 6:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding Business Day (as evidenced by the printed confirmation of delivery generated by the sending party’s telecopier machine).

(b) Arbitration. Any controversy, dispute or claim arising out of or relating to this Agreement, shall be settled by prompt, confidential and binding arbitration under the auspices of, and in accordance with, the rules of the American Arbitration Association (“AAA”) before a single arbitrator in Denver, Colorado. The arbitrator shall be selected by the AAA and its determination shall be final and binding on the parties. Any judgment on the award rendered by the arbitrator in such arbitration proceeding may be entered in any court having jurisdiction thereof. The fees and expenses of the arbitration shall be borne as determined by the arbitrator. The arbitrator will not be authorized to award punitive damages.

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(c) WAIVER OF JURY TRIAL.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING (WHETHER BASED IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION OR AGREEMENT CONTEMPLATED HEREBY OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

(d) Waiver. No failure on the part of any Party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

(e) Modification. This Agreement may not be amended except by a written agreement executed by the Party against whom the enforcement of such amendment is sought.

(f) Assignments, Successors, and No Third-Party Rights. No Party may assign any of its rights under this Agreement without the prior written consent of the other Parties. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the Parties. Nothing expressed or referred to in this Agreement will be construed to give any person or entity other than the Parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the Parties to this Agreement and their successors and assigns.

(g) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the Parties shall negotiate in good faith to modify this Agreement and to preserve each Party’s anticipated benefits under this Agreement and the Asset Purchase Agreement.

(h) Captions. The captions or headings in this Agreement are made for convenience and general reference only and shall not be construed to describe, define or limit the scope or intent of the provisions of this Agreement.

(i) Governing Law. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Colorado (without giving effect to principles of conflicts of laws).

(j) Counterparts; Execution. This Agreement may be executed in two or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

Signature page follows.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement in a manner legally binding upon them as of the date first above written.

BTND, LLC:		BTAC PROPERTIES, INC.:

By:	/s/ Gary Copperud	By:	/s/ Kenneth W. Brimmer
	Gary Copperud, Authorized Member		Kenneth W. Brimmer, President

STEN CORP.		BTAC, INC.

By:	/s/ Kenneth W. Brimmer	By:	/s/ Kenneth W. Brimmer
	Kenneth W. Brimmer, President		Kenneth W. Brimmer, President

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